CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 30, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Reports to Shareholders of Aberdeen Funds, consisting of Aberdeen U.S. Equity Fund (formerly, Aberdeen Select Growth Fund), Aberdeen Select Worldwide Fund, Aberdeen China Opportunities Fund, Aberdeen Developing Markets Fund, Aberdeen International Equity Fund, Aberdeen Equity Long-Short Fund, Aberdeen Global Financial Services Fund, Aberdeen Health Sciences Fund, Aberdeen Natural Resources Fund, Aberdeen Technology and Communications Fund, Aberdeen Global Utilities Fund, Aberdeen Optimal Allocations Fund: Growth, Aberdeen Optimal Allocations Fund: Moderate, Aberdeen Optimal Allocations Fund: Moderate Growth, Aberdeen Optimal Allocations Fund: Defensive, Aberdeen Optimal Allocations Fund: Specialty, Aberdeen Small Cap Fund and Aberdeen Tax Free Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

February 26, 2009